Exhibit 23.2



                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No.1 to Registration Statement No. 333-06161 of Comcast Corporation on Form S-3 of our report dated February 22, 1996 relating to the combined financial statements of Scripps Cable, appearing in Amendment Number 3 dated May 10, 1996 to the Current Report on Form 8-K of The E.W. Scripps Company dated December 28, 1995, and to the reference under the heading "Experts" in the Prospectus, which is part of such Registration
Statement.


/s/ Deloitte & Touche LLP
- ---------------------------
Cincinnati, Ohio
July 15, 1996